Exhibit 99.1
Contacts:
         The Washtenaw Group, Inc. - Howard Nathan - P: (800) 765-5562 GenStone Financial - Rich Coleman - P: (513) 579-0302
           Marcotte Financial Relations - Mike Marcotte - P: (248) 656-3873

Washtenaw to Receive Capital Infusion
The Washtenaw Group, Inc. Signs Letter
of Intent to Sell 57% Ownership                        For Immediate Release
-------------------------------                        ---------------------

         ANN ARBOR, Mich., Nov. 11, 2005 - The Washtenaw Group, Inc., (AMEX:TWH) the holding company for Washtenaw Mortgage Company, has signed a Letter of Intent to receive an immediate infusion of $1.5 million from GenStone Financial in exchange for 6 million newly issued shares of common stock, representing 57% of the common shares outstanding, to be followed by an additional investment of $3.5 million in Convertible Preferred shares, by February 2006. GenStone Financial is a unit of GenStone Acquisition Company, LLC, a certified Minority Business Enterprise.

         Charles C. Huffman, Washtenaw's Chairman, and Richard Coleman, President and CEO of GenStone, today jointly announced the cash infusion and change of management.

         Under the terms of the Letter of Intent, The Washtenaw Group, Inc. will negotiate a management agreement that will eventually cede management control to GenStone Financial. Upon completion of the transaction, the new senior-management team of The Washtenaw Group, Inc. will include Mr. Coleman, who will become CEO; Ronald Evans, currently EVP of Washtenaw Mortgage, who will become President; and Howard Nathan, currently The Washtenaw Group, Inc.'s and Washtenaw Mortgage Company's CFO, will retain these posts. All three will join the Board of the new The Washtenaw Group, Inc.

         Mr. Coleman said, "We believe Washtenaw's top management, their tradition of excellence in client services, along with their 40-state distribution network, will generate significant growth and help to lead the Company back to profitability over the near and intermediate term."

         The Company's headquarters will remain in Ann Arbor and only nominal changes to personnel and operations are anticipated. Board composition is expected to change to reflect the new thrust of the Company.

         Mr. Coleman added, "With the influx of our investment, we believe that Washtenaw will become the largest Minority-owned mortgage-banking company in the United States. We believe that Washtenaw will become an even more attractive partner for its customers, lenders and portfolio partners."

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         Washtenaw will ask its shareholders to approve the transaction. The
Huffman family, which has maintained an active interest in Washtenaw since it was spun-off from Pelican Financial, Inc. in 2003, has committed that they will vote their shares in favor of the transaction.

         Mr. Huffman added, "We believe the new Washtenaw business model and management combined with additional capital and Minority Business Enterprise designation, will have a significant advantage and add to the solid Washtenaw business platform."

         "Washtenaw will aggressively pursue the residential rehabilitation and upgrade housing market. Washtenaw will also broaden its marketing efforts toward the Emerging Domestic Market (EDM), which is comprised of US ethnic-minority groups.
         The buying power of the US EDM is in excess of $1.6 trillion and growing much faster than the overall economy. In fact, the US EDM would rank as the 6th largest economy in the world, ahead of China and Brazil. However, home ownership within this market is only 54%, as compared to 77% in the majority community," said Mr. Coleman.

         Washtenaw will promptly make the necessary filings with regulatory authorities and the American Stock Exchange and will provide additional details to shareholders by year-end 2005, it is anticipated. The transaction is expected to be completed within 90 days, subject to regulatory and shareholder approval.

         Washtenaw Mortgage Company, one of the nation's leading wholesale mortgage companies, originates, acquires, sells and services mortgage loans. The Company is headquartered in Ann Arbor, Michigan, and conducts business through approximately 2,000 correspondent lenders in approximately 40 states.

         Additional Information about the Transactions and Where to Find It

         The proposed transactions will be submitted to The Washtenaw Group's shareholders for approval. The Washtenaw Group will prepare an information statement and related materials describing the transactions that will be mailed to The Washtenaw Group's shareholders. These information statement materials and other relevant materials, when available, including the definitive agreement, may be obtained free of charge at the Securities and Exchange Commission's

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website at http://www.sec.gov. In addition, shareholders may obtain free copies of the documents that The Washtenaw Group files with the SEC on The Washtenaw Group's website at www.TheWashtenawGroup.com or by written request directed to:

         Howard Nathan
         The Washtenaw Group, Inc.
         3767 Ranchero Drive
         Ann Arbor, Michigan 48108.

         SHAREHOLDERS OF THE WASHTENAW GROUP ARE URGED TO READ THESE MATERIALS AND TO READ THE DEFINITIVE INFORMATION STATEMENT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED ITEMS. Shareholders are urged to read the information statement and other relevant materials before making any voting or investment decisions with respect to the proposed transactions.

         The executive officers and directors of The Washtenaw Group have interests in the proposed transactions, some of which differ from, and are in addition to, those of The Washtenaw Group's shareholders generally. In addition, The Washtenaw Group and its executive officers and directors may be participating or may be deemed to be participating in the solicitation of consents from the security holders of The Washtenaw Group in connection with the proposed transactions. Information about the executive officers and directors of The Washtenaw Group, their relationship with The Washtenaw Group and their beneficial ownership of The Washtenaw Group securities will be set forth in the information statement materials filed with the Securities and Exchange Commission. Shareholders may obtain additional information regarding the direct and indirect interests of The Washtenaw Group and its executive officers and directors in the proposed transactions by reading the information statement materials relating to the transactions when they become available.

         Forward-Looking Statements and Safe Harbor: This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties, which could cause actual results to differ materially from those, described in the forward-looking statements. Among these risks are: risks that

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the proposed transactions will not be consummated on the terms disclosed in the letter of intent, or at all; risks resulting from the potential adverse effect on The Washtenaw Group's business and operations of the transactions contemplated by the letter of intent; risks resulting from the decrease in the amount of time and attention that management can devote to The Washtenaw Group's business while also devoting its attention to completing the proposed transactions; risks associated with the increases in operating costs resulting from the additional expenses The Washtenaw Group has incurred and will continue to incur relating to the proposed transactions; regional and national economic conditions, competitive and regulatory factors, legislative changes, mortgage-interest rates, cost and availability of borrowed funds, our ability to sell mortgages in the secondary market, and housing sales and values. These risks and uncertainties are contained in the Corporation's filings with the Securities and Exchange Commission, available via EDGAR. The Company assumes no obligation to update forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such forward-looking statements.

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